Exhibit 1
Agreement of Joint Filing
Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: October 19, 2011

QVT FINANCIAL LP		QVT FUND LP

By: QVT Financial GP LLC, its General Partner		By: QVT Associates GP LLC, its General Partner

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
	Name: Daniel Gold		Name: Daniel Gold
	Title: Managing Member		Title: Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
	Name: Meg Eisner		Name: Meg Eisner
	Title: Authorized Signatory		Title: Authorized Signatory

QVT FINANCIAL GP LLC		QVT ASSOCIATES GP LLC

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
	Name: Daniel Gold		Name: Daniel Gold
	Title: Managing Member		Title: Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
	Name: Meg Eisner		Name: Meg Eisner
	Title: Authorized Signatory		Title: Authorized Signatory

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